                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 26, 2000, except as to the pooling of interests with FastForward Networks, Inc. which is as of January 5, 2001, relating to the consolidated financial statements, which appears in the Current Report on Form 8-K dated August 16, 2001. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers, LLP

San Jose, California
August 16, 2001